EXHIBIT 99.4

BANK OF SMITHTOWN
DIRECTORS' DEFERRED FEE PLAN

(Amended and Restated Effective January 1, 2005)

ARTICLE I
PURPOSE

The purpose of the Bank of Smithtown Directors’ Deferred Fee Plan (hereinafter referred to as the “Plan”) is to provide funds for Directors (and their Beneficiaries) upon their termination of service.  The Plan is also intended to aid in retaining and attracting Directors of exceptional ability.  The original effective date of the Plan was January 1, 2004.  This amended and restated Plan was adopted in December 2008, effective January 1, 2005).

ARTICLE II
DEFINITIONS

For purposes of this Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

“Bank” means the Bank of Smithtown, or any successor thereto.

“Beneficiary” means the person, persons or entity designated by the Participant, or as provided in Article VII, to receive any benefits payable under the Plan.

“Board” means the Board of Directors of the Bank of Smithtown.

“Change in Control” means any of the following:

(a)           Merger: The Company merges into or consolidates with another corporation, or merges another corporation into the Company and, as a result, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company immediately before the merger or consolidation;

(b)           Acquisition of Significant Share Ownership:  A report on Schedule 13D or another form or schedule (other than Schedule 13G) is filed or is required to be filed under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person(s) has or have become the beneficial owner(s) of 25% or more of a class of the Company’s voting securities, but this clause (b) shall not apply to beneficial ownership of Company voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns 50% or more of its outstanding voting securities;

(c)           Change in Board Composition:  During any period of two consecutive years, individuals who constitute the Company’s Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company’s Board of Directors; provided, however, that for purposes of this clause (c), each director who is first elected by the board (or first nominated by the board for election by stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the period shall be deemed to have been a director at the beginning of the two-year period; or

(d)           Sale of Assets: The Company sells to a third party all or substantially all of its assets.

“Committee” means the Committee of the Board designated to administer the Plan.

“Company” means Smithtown Bancorp, Inc., or any successor thereto.

“Declared Rate” means, with respect to any Plan Year, the prime rate as published in the Wall Street Journal. The Committee shall establish the Declared Rate effective as of the first business day of each Plan Year. The Declared Rate, once established, shall be used for all interest determinations during the applicable Plan Year.

“Deferral Benefit” means the benefit payable to a Participant or his Beneficiary upon the Participant’s termination of service as a Director or as otherwise provided in the Participation Agreement, or upon approval of a Director’s request for a distribution pursuant to Section 6.3..

“Deferred Benefit Account” means the account maintained on the books of the Bank for each Participant pursuant to Article V.  A Participant's Deferred Benefit Account shall be utilized solely as a device for the measurement and determination of the amount to be paid to the Participant pursuant to this Plan.  A Participant's Deferred Benefit Account shall not constitute or be treated as a trust fund of any kind.

“Designation of Form of Payment” means the agreement filed by a Participant designating the manner in which the Participant's Deferred Benefit Account balance shall be paid to the Participant or his beneficiary.

“Determination Date” means the date on which the balance of a Participant's Deferred Benefit Account is determined as provided in Article V hereof.  The last day of each Plan Year shall be the Determination Date.

“Director” means a non-employee member of the Board of Directors of the Company, the Bank or any of their subsidiaries.

“Fee” or “Fees” means any cash compensation paid to a Director for his services as a Director, including retainers and fees for attendance at meetings of the Board or Board Committees.

“Participant” means any eligible Director who elects to participate by filing a Participation Agreement as provided in Article III.

“Participation Agreement” means the agreement filed by a Participant prior to the beginning of the first period for which the Participant's Fees are to be deferred pursuant to the Plan and the Participation Agreement.  A new Participation Agreement may be filed by the Participant on an annual basis for each separate Fee deferral election or an initial election may continue until modified in accordance with the Plan.

“Plan Year” means a twelve month period commencing January 1st and ending the following December 31st.  The first Plan Year shall commence on the date of adoption of this Plan by the Board and end on December 31, 2004.

ARTICLE III
ELIGIBILITY AND PARTICIPATION

3.1           ELIGIBILITY.  Eligibility to participate in the Plan is limited to Directors.

3.2           PARTICIPATION.  Participation in the Plan shall be limited to Directors who elect to participate by filing a Participation Agreement with the Bank.  A Participation Agreement must be filed prior to the December 15th immediately preceding the Plan Year in which the Participant’s participation in the Plan will commence, and the election to participate shall be effective on the first day of the Plan Year following receipt by the Bank of a properly completed and executed Participation Agreement.  In the event that a Director first becomes eligible to participate during the course of a Plan Year or, with respect to participation during the first Plan Year, a Participation Agreement must be filed no later than 30 days following the Director’s eligibility to participate and such Participation Agreement shall be effective only with regard to Fees earned or payable following the filing of the Participation Agreement.

3.3           AMOUNT OF DEFERRAL.  A Participant may elect in any Participation Agreement to defer up to 100% of his Fees otherwise payable in cash during the Plan Year in increments of 5%.  A Participant’s election to defer his Fees shall be irrevocable for the applicable Plan Year upon the filing of the respective Participation Agreement; provided, however, that the deferral of Fees under any Participation Agreement may be suspended or amended as provided in Article X.

ARTICLE IV
DEFERRED FEES

4.1           ELECTIVE DEFERRALS.  The amount of Fees that a Participant elects to defer under this Plan shall be credited by the Bank to the Participant's Deferred Benefit Account as the Participant’s Fees are payable.  The amount credited to a Participant's Deferred Benefit Account shall equal the amount deferred.

4.2           NON-ELECTIVE CONTRIBUTIONS.  The Committee, in its sole discretion, may credit an additional non-elective or matching contribution to a Participant’s Deferred Benefit Account in any Plan Year in an amount determined by the Committee, as a percentage of the Participant’s deferral or otherwise.

4.3           VESTING OF DEFERRED BENEFIT ACCOUNT.  A Participant shall be 100% vested in his Deferred Benefit Account balance at all times.

4.4           DESIGNATION OF FORM OF PAYMENT.  Subject to Section 6.4, a Participant shall file a Designation of Form of Payment with the Bank when the Participant submits a Participation Agreement.  Such Designation of Form of Payment shall apply to all amounts credited to the Participant’s Deferred Benefit Account unless superceded by a new Designation of Form of Payment filed in accordance with Section 6.4.

ARTICLE V
DEFERRED BENEFIT ACCOUNT

5.2           DETERMINATION OF ACCOUNT.  Each Participant's Deferred Benefit Account balance as of an applicable Determination Date shall consist of the balance of the Participant's Deferred Benefit Account as of the immediately preceding Determination Date plus (a) Fees deferred since the immediately preceding Determination Date pursuant to Section 4.1 and (b) any non-elective contributions credited pursuant to Section 4.2.  The Deferred Benefit Account balance of each Participant shall be reduced by the amount of all distributions, if any, made from such Deferred Benefit Account since the immediately preceding Determination Date.

5.2           CREDITING OF ACCOUNT.  As of each Determination Date, the Participant's Deferred Benefit Account shall be increased by the amount of interest earned since the preceding Determination Date.  Interest shall be credited at the Declared Rate, and based upon the average daily balance of the Participant's Deferred Benefit Account since the last preceding Determination Date, but only after the Deferred Benefit Account has been adjusted for any contributions or distributions to be credited or deducted for each such day.

5.3           STATEMENT OF ACCOUNT.  The Committee shall submit to each Participant, within 120 days after the close of each Plan Year, a statement in such form as the Committee deems desirable, setting forth each Participant’s Deferred Benefit Account balance as of the last day of the preceding Plan Year.

ARTICLE VI
BENEFITS

6.1           TERMINATION OF SERVICE AS DIRECTOR.  Upon any termination of service of the Participant as a Director, the Bank shall pay to the Participant a Deferral Benefit equal to his Deferred Benefit Account balance.

6.2           Reserved
6.3           UNFORESEEABLE EMERGENCY DISTRIBUTION. Upon the Bank’s determination (following petition by the Participant) that the Participant has suffered an unforeseeable emergency as described below, the Bank shall (i) terminate the then effective deferral election of the Participant to the extent permitted under Section 409A, and (ii) distribute to the Participant all or a portion of the Deferred Benefit Account balance as determined by the Bank, but in no event shall the distribution be greater than the amount determined by the Bank that is necessary to satisfy the unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which the unforeseeable emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of assets would not itself cause severe financial hardship); provided, however, that such distribution shall be permitted solely to the extent permitted under Section 409A. For purposes of this Section 6.3, “unforeseeable emergency” means a severe financial hardship to the Participant resulting from (a) an illness or accident of the Participant, the Participant’s spouse or a dependent (as defined in Code Section 152(a)) of the Participant, (b) a loss of the Participant’s property due to casualty, or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, each as determined to exist by the Bank.

6.4        FORM OF BENEFIT PAYMENT.

a)
Upon the occurrence of an event described in Section 6.1 or upon the date specified by the Participant in an election under Section 6.2, the Bank shall pay the Deferred Benefit Account balance, as elected by the Participant, in the form of (i) payment of a fixed amount which shall amortize the Participant’s Deferred Benefit Account balance as of the date of such event in equal monthly installments of principal and interest over a period of either five (5) or ten (10) years, or (ii) a lump sum.  For purposes of determining the annual amount payable to a Participant who elects to receive installment payments, the rate of interest shall be the average of the Declared Rate credited to the Participant’s Deferred Benefit Account for the three (3) completed Plan Years preceding the initial payment (or such lesser number of years of participation in the Plan).

b)
If permitted by the Bank, but subject to limitations below, a Participant may elect to change the time or form of payment of their Deferred Benefit Account, provided the following conditions are met:  (i) such change will not take effect until at least twelve (12) months after the date on which the new election is made and approved by the Bank; (ii) if the original election is pursuant to a specified time or fixed schedule, the change cannot be made less than twelve (12) months before the date of the first scheduled original payment, and (iii) in the case of an election related to a payment other than a payment on account of death, disability, or unforeseeable emergency, the first payment with respect to which the change is made must be deferred for a period of not less than five (5) years from the date such payment would otherwise have been made.

c)
Notwithstanding anything in this Plan to the contrary, a Participant may change a prior distribution election on or before December 31, 2008 in accordance with the transition relief provided under Section 409A.

d)
Notwithstanding anything in the Plan to the contrary, a Participant may elect at the time of their initial deferral under the Plan (or as otherwise provided by the Plan)  to receive a distribution of their Deferral Benefit Account upon the occurrence of a Change in Control.

6.5	COMMENCEMENT OF PAYMENTS.

a)
Installment payments shall commence within sixty (60) days following termination of service pursuant to Section 6.1 or on the date requested by the Participant pursuant to Section 6.2 and shall continue until fully paid in accordance with the Participant’s election.  If a Participant elects to receive a lump sum payment, such payment shall be made within sixty (60) days following termination of service or on the date requested by the Participant pursuant to Section 6.2.  If the Committee grants a Participant’s request for a distribution pursuant to Section 6.3, payment of the requested amount shall be made on the date requested by the Participant or the earliest practicable date thereafter.

b)
A Participant may elect on his Designation of Form of Payment to defer the commencement of benefit payments otherwise payable at the time specified in Section 6.5(a) to a later date but, in any event, not beyond the first business day of the January after the year in which the Participant attains age seventy-five (75).  Such election must be made in accordance with Section 6.4(b) prior to a Participant’s termination of service.

c)
Despite any contrary provision of this Plan, if, when the Participant’s service terminates, the Participant is a “specified employee,” as defined in Section 409A of the Code, and if any payments under this Plan will result in additional tax or interest to the Participant because of Section 409A, the Participant shall not be entitled to payment until the earliest of (i) the date that is at least six months after termination of the Participant’s employment for reasons other than the Participant’s death, (ii) the date of the Participant’s death, or (iii) any earlier date that does not result in additional tax or interest to the Participant under Section 409A.  If any provision of this Plan would subject the Participant to additional tax or interest under Section 409A, the Bank shall reform the provision. However, the Bank shall maintain to the maximum extent practicable the original intent of the applicable provision without subjecting the Participant to additional tax or interest.

ARTICLE VII
BENEFICIARY DESIGNATION

7.1         BENEFICIARY DESIGNATION.  Each Participant shall have the right, at any time, to designate any person or persons as his Beneficiary or Beneficiaries (principal as well as contingent) to whom payment under this Plan shall be paid in the event of the Participant’s death prior to complete distribution of the benefits due to the Participant under the Plan.  Any Participant Beneficiary designation shall be made in a written instrument filed with the Committee and shall be effective only when received in writing by the Committee.

7.2         AMENDMENTS.  A Participant may change an existing Beneficiary designation by filing a new Beneficiary designation form in writing with the Committee.  The filing of a new Beneficiary designation form will cancel all previously filed Beneficiary designations.

7.3         NO BENEFICIARY DESIGNATION.  If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant, then the Participant's designated Beneficiary shall be deemed to be the person or persons surviving him in the first of the following classes in which there is a survivor, share and share alike:

a)	the surviving spouse; or

b)
the Participant's children, except that, if any of the children predecease the Participant, but leave issue surviving, then such issue shall take by right of representation the share their parent would have taken if living; or

c)	the Participant's estate.

7.4         EFFECT OF PAYMENT.  Payment to the deemed Beneficiary shall completely discharge the Bank's obligations under this Plan.

ARTICLE VIII

ADMINISTRATION

8.1         COMMITTEE; DUTIES.  This Plan shall be administered by the Committee.  Committee members may be Participants in this Plan but shall not participate in deliberations or decisions which relate to their specific claims for benefits under the Plan.

8.2           AGENTS.  The Committee may appoint an individual to act as the Committee's agent with respect to the day-to-day administration of the Plan.  In addition, the Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may, from time to time, consult with counsel who may also be counsel to the Bank.

8.3         BINDING EFFECT OF DECISIONS.  The decisions or actions of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan, and the rules and regulations promulgated hereunder, shall be final and binding upon all persons having any interest in the Plan.

8.4         INDEMNITY OF COMMITTEE.  The Bank shall indemnify and hold harmless the Committee members against any claim, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan, except in the case of gross negligence or willful misconduct by the Committee.

ARTICLE IX

CLAIMS PROCEDURE

9.1         CLAIM.  Any person claiming a benefit or requesting an interpretation or ruling under the Plan shall present the claim or request in writing to the Committee, which shall respond in writing as soon as practicable.

9.2           DENIAL OF CLAIM.  If the Committee denies the claim or request, the Committee shall provide written notice of denial within ninety (90) days of the date of receipt of such claim or request and shall state:

a)	the reason(s) for the denial, with specific references to the Plan provisions on which the denial is based;

b)	a description of any additional material or information required and an explanation of why it is necessary; and

c)	an explanation of the Plan's claim review procedure.

9.3        REVIEW OF CLAIM.  Any person whose claim or request is denied or who has not received a response within ninety (90) days may seek a review of their claim by submitting a written request to the Committee within sixty (60) days of receiving a response or within one hundred fifty (150) days after the date the Committee received the initial claim.  The Committee shall review the claim and the Committee may, but is not required, to grant the claimant a hearing.  On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

9.4        FINAL DECISION.  The Committee shall normally make its decision on review within sixty (60) days after the Committee’s receipt of the claimant’s request for review.  If the Committee requires an extension of time for a hearing or due to other special circumstances, the Committee shall notify the claimant and the time limit for the Committee’s decision on review shall be extended to one hundred twenty (120) days after the Committee's receipt of the claimant’s request for review.  The Committee’s decision shall be in writing and shall state the reasons and the relevant Plan provisions relied upon by the Committee in reaching its decision.  All decisions on review shall be final and binding on all parties concerned.

ARTICLE X
AMENDMENT AND TERMINATION OF PLAN

10.1      AMENDMENT.  The Board may at any time amend the Plan, in whole or in part; provided, however, that no amendment shall operate to decrease or restrict any Deferred Benefit Account maintained pursuant to any existing deferral under the Plan.  Any change in the formula used to determine the Declared Rate shall be prospective only and shall not become effective until the first day of the calendar year which follows the adoption of the amendment.

10.2       TERMINATION.  The Board may at any time terminate the Plan if, in its judgment, the tax, accounting, or other effects of the continuance of the Plan, or potential payments thereunder, would not be in the best interests of the Bank, but such termination shall not affect the accrued benefits of Participants as of the date of termination.  Such deferrals shall otherwise remain subject to the terms of this Plan.

ARTICLE XI

MISCELLANEOUS

11.1      UNSECURED GENERAL CREDITOR.  Participants and their Beneficiaries, heirs, successors and assigns shall have no secured interests in, or claims to, any property or assets of the Bank, nor shall they be beneficiaries of, or have any rights in, claims to, or interests in, any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by the Bank (“Policies”).  Such Policies or other assets of the Bank shall not be held under any trust for the benefit of Participants, their Beneficiaries, heirs, successors or assigns, or held in any way as collateral security for fulfilling the Bank’s obligations under this Plan.  Any and all of the Bank's assets and Policies shall be, and remain, the general, unpledged, unrestricted assets of the Bank.  The Bank's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Bank to pay money in the future.

11.2      NON-ASSIGNABILITY.  Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be non-assignable and non-transferable.  No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person's bankruptcy or insolvency.

11.3         NOT A CONTRACT OF DIRECTORSHIP.  The terms and conditions of this Plan shall not be deemed to constitute a contract between the Bank and the Participant relating to the Participant’s service as a Director, and the Participant (or his Beneficiary) shall have no rights against the Bank except as may otherwise be specifically provided herein.  Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Bank or to interfere with the right of the Bank to terminate a Director’s service at any time.

11.4           PARTICIPANT COOPERATION.  A Participant will cooperate with the Bank by furnishing any and all information requested by the Bank in order to facilitate the payment of benefits under the Plan and by taking such other actions as may be requested by the Bank in connection with the Plan.

11.5           TERMS.  Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

11.6           CAPTIONS.  The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

11.7           GOVERNING LAW.  The provisions of this Plan shall be construed and interpreted according to the laws of the State of New York.

11.8           VALIDITY.  In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

11.9           NOTICE.  Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to any member of the Committee, the Chief Executive Officer of the Bank or the Bank's Statutory Agent.  Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of three (3) days following the date shown on the postmark or on the receipt for registration or certification.

11.10           SAVINGS CLAUSE RELATING TO COMPLIANCE WITH CODE SECTION 409A.  Despite any contrary provision of this Plan, if any provision of this Plan would subject a Participant to additional tax or interest under Section 409A or result in a violation of Section 409A of Code, the Bank shall reform such provision. However, the Bank shall maintain to the maximum extent practicable the original intent of the applicable provision without subjecting the Participant to additional tax or interest, and the Bank shall not be required to incur any additional compensation expense as a result of the reformed provision.

11.11           SUCCESSORS.  The provisions of this Plan shall bind and inure to the benefit of the Bank and its successors and assigns.  The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Bank and successors of any such corporation or other business entity.